UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DECEMBER 4, 2017
Date of Report (Date of earliest event reported)

LIVING 3D HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-01900

NEVADA (State or other jurisdiction of incorporation)	87-0451230 (I.R.S. Employer Identification No.)

RM. 1801-02, OFFICE TOWER TWO, GRAND PLAZA, 625 NATHAN ROAD, MONGKOK, KOWLOON, HONG KONG (Address of principal executive offices)	_________ (Zip Code)

Registrant’s telephone number, including area code: (852) 3563-9280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As used in this report, “we”, “us”, “our”, and the “Company” refer to Living 3D Holdings, Inc., a Nevada corporation.

Effective as of December 4, 2017, the Company, Hong Kong Cryptocurrency Exchange Limited, a Hong Kong SAR corporation (“HKCCEX”), and the sole shareholder of HKCCEX (the “HKCCEX Shareholder”) entered into a Share Acquisition and Exchange Agreement (the “Agreement”) pursuant to which the Company will acquire from the HKCCEX Shareholder all 10,000 shares of the HKCCEX HK$1.00 par value common stock (the “HKCCEX Common Stock”) that are issued and outstanding in exchange (the “Share Exchange”) for the issuance by us of an aggregate of 40,000,000 shares of our US$0.001 par value common stock (the “Company Common Stock”) to the HKCCEX Shareholder.

If the Share Exchange is consummated, HKCCEX will become a wholly-owned subsidiary of the Company.  HKCCEX operates a cryptocurrecny exchange platform and offers a wide range of tools that improves user’s experience and investment options for cryptocurrency trading.

The consummation of the Share Exchange is subject to certain terms and conditions customary for transactions of this type.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d). Exhibits.

Exhibit Number	Description
99.1	Share Acquisition and Exchange Agreement by and among Living 3D Holdings, Inc., Hong Kong Cryptocurrency Exchange Limited (“HKCCEX”), and the Sole Shareholder of HKCCEX dated as of December 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2017	Living 3D Holdings, Inc.
Registrant

/s/ MAN WAH STEPHEN YIP
BY: Man Wah Stephen Yip,
Chairman of the Board of Directors